UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
FORM 8-K
 _______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 11, 2019
_______________
Consolidated Edison, Inc.
(Exact name of registrant as specified in its charter)
_______________

New York	1-14514	13-3965100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York	10003
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code
(212) 460-4600
_______________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
On February 11, 2019, Consolidated Edison, Inc. ("Con Edison") borrowed $825 million pursuant to a credit agreement (the “Credit Agreement”), a copy of which is filed as an exhibit to this report. Con Edison used the proceeds from the borrowing to repay a 6-month $825 million variable rate term loan.

Pursuant to the Credit Agreement, the borrowing bears interest at variable rates and matures on February 11, 2021. Con Edison has the option to prepay the borrowing. If a change in control of Con Edison occurs or if an event of default shall have occurred and be continuing, the lenders may declare the borrowing, accrued interest and other amounts to be immediately due and payable. Events of default include: the failure to pay principal, interest or fees on the borrowing; the failure to observe or perform covenants, including that Con Edison’s ratio of consolidated debt to consolidated total capital not at any time exceed 0.65 to 1 and that, subject to certain exceptions, neither Con Edison nor its subsidiaries will create, assume or suffer a lien or other encumbrance on its assets; any representation or warranty proving to have been incorrect in any material respect when made (or deemed made); the failure of Con Edison or any material subsidiary to make one or more payments in respect of material financial obligations; the occurrence of an event or condition which results in the acceleration of the maturity of any material debt of Con Edison or enables the holders of such debt to accelerate the maturity thereof; and other customary events of default. The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement.

ITEM 9.01.	Financial Statements and Exhibits
(d) Exhibits

Exhibit 10	Credit Agreement, dated as of February 11, 2019, among Con Edison, the Lenders party thereto and Mizuho Bank, Ltd., as Administrative Agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED EDISON, INC.

By	/s/ Robert Muccilo
Robert Muccilo
Vice President and Controller
Date: February 11, 2019

3